Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cullinan Oncology, LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

December 28, 2020